AMENDMENT NO. 2 TO OPTION AGREEMENT

     THIS AMENDMENT NO. 2 TO OPTION AGREEMENT ("Amendment") is made and entered into effective as of the 16th day of September, 1996, by and between ORION FINANCIAL, LTD., a Colorado corporation ("Company"), and ______________________, an individual ("____________"). Unless otherwise defined herein, defined terms shall have the meaning assigned to them in that certain Option Agreement dated as of April 27, 1993, as amended September 27, 1993, between the Company and Boedeker ("Option").

                                    RECITALS

     A. ---------- is entitled to subscribe for, purchase and receive 400,000 fully paid and nonassessable shares of the no par value common stock (the "Stock") of the Company pursuant to the Option.

     B. The Company and ---------- desire to amend the Option as set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration for --------------------- having continued to serve as a director of the Company since the date the Option was granted and of other good and valuable consideration, the receipt, value and sufficiency of which are hereby acknowledged, the Company hereby agrees that the expiration date under Section 2 of the Option shall be extended from April 27, 1998 to September 16, 2001. Except as modified herein and except as modified by the Amendment to Option Agreement dated September 27, 1993, the terms and conditions of the Option are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Company and ---------- have executed this Amendment to the Option effective as of September 16, 1996.

                                           ORION FINANCIAL, LTD.,
                                           a Colorado corporation


                                           By:
                                               --------------------------------
                                               Dean H. Boedeker, President





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